EXHIBIT 5


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                                    EXHIBIT 5













                                                 March 9, 1998



Prime Medical Services, Inc.
1301 Capital of Texas Highway
Suite C-300
Austin, Texas  78746

Ladies and Gentlemen:

     We have acted as counsel for Prime Medical Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 3,064,503 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange
Commission  (the   "Commission")   on  March  9,  1998  (the   "Registration
Statement"), by the stockholder of the Company described in the Prospectus included in the Registration Statement as "APS."

     In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including
(i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, and
(iii) the By-Laws of the Company.

     We have assumed that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, and (v) all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized and, upon sale and delivery thereof and receipt by APS of full payment therefor as contemplated in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law, and the federal laws of the United States of America. You should be aware that we are not admitted to practice law in the State of Delaware and the opinion herein as to the Delaware General Corporation Law is based solely upon the latest unofficial compilation thereof available to us.



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     This  opinion  letter  may be  filed  as an  exhibit  to  the  Registration
Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Registration Statement, and in the Prospectus included in the Registration Statement, as having passed on the validity of the Shares. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.